                                                                   EXHIBIT 10.22

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.



                                   Agreement

                                    between
                         Giga Information Group, Inc.
                                      and
                           Peripheral Insight, Inc.



                        Effective Date: August 1, 1996

                                   Agreement
                                    between
                         Giga Information Group, Inc.
                                      and
                              Peripheral Insight


     This Agreement (this "Agreement") is made and entered into as of August 1, 1996 by and between Giga Information Group Inc., a Delaware corporation with offices at One Longwater Circle, Norwell, MA 02061 ("Giga"), and Peripheral Insight, Inc., a New Hampshire corporation with offices at 9 Reservoir Street, Nashua, NH 03060 ("PI").


WITNESSETH:

     WHEREAS, Giga develops, markets and publishes continuous information technology services to a broad range of clients in the field of information technology, including users of technology, vendors and investors;

     WHEREAS, PI has expertise in the segment of information services relating to computer peripherals and supplies, such as printers, fax machines, scanners, plotters, copiers, multifunction machines and related supplies (the "Peripherals and Supplies Field" or the "Field");

     WHEREAS, Giga desires to retain PI as an independent contractor to provide Giga's clients with research and support services with respect to the Peripherals and Supplies Field, including deliverables including, but not limited to, written research documents, White Paper documents and market forecasts (the "Deliverables");

     WHEREAS, PI desires to hire certain employees of Giga who have previously provided Giga's clients such research services in the Field, to continue such services as employees of PI;

     WHEREAS, Giga desires that PI serve as a "Giga Partner," one of a group of independent companies with whom Giga has entered into a strategic alliance to provide information services to Giga clients which are complementary to the services Giga provides directly; and

     WHEREAS, in addition to the foregoing, PI desires to serve as a Giga Partner by providing as an independent contractor to Giga the services described in this Agreement and by acting as an agent for Giga in expanding Giga's client base, all on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, Giga and PI hereby agree as follows:

     1.   Services Provided by PI. Giga hereby retains PI to provide ongoing
          -----------------------
research and support to current Giga clients (the "Clients") with respect to the Peripheral and Supplies Field. Such services of PI shall be referred to herein as "Applicable Giga Advisory Services" or the "Services." It is understood by PI that the Clients typically have entered into renewable one-year contracts with Giga (or Giga's predecessor, BIS), and the Services to be provided by PI to the Clients have previously been provided to the Clients directly by Giga. Many of the Clients are subscribers to the Giga Advisory Services, which are a comprehensive set of continuous information technology services which cover other areas of information technology in addition to the Services to be provided under the terms of this Agreement by PI. It is intended that the Services provided to Clients by PI under the terms of this Agreement will be complementary to other services which will be provided directly by Giga or by other independent contractors which serve as Giga Partners in related fields of expertise.

          1.1  PI's Status as an Independent Contractor; Employment of Former
               --------------------------------------------------------------
Giga Personnel. In providing Services to Clients under this Agreement, PI will
- --------------
serve as an independent contractor and agrees to employ or retain as employees or subcontractors qualified personnel, including the current Giga employees listed on Exhibit A attached hereto, each of whom has formerly provided Services
          ---------
to Clients as Giga employees. PI shall be responsible for the supervision and quality control of the Services it provides to Clients hereunder.

          1.2  Description of PI Deliverables. The Services provided by PI
               ------------------------------
hereunder will include Deliverables including, but not limited to, written research documents, White Paper documents, market forecasts and other materials as determined to be necessary and appropriate by Giga and PI. PI further agrees to provide telephone inquiry support for Clients based on the guidelines established, from time to time, by Giga. It is also anticipated that PI shall provide teleconferences with Clients and prospective clients on a regular basis, in response to the interest and requirements of Clients.

          1.3  Means of Delivery. Giga has developed an Internet delivery
               -----------------
channel for its services, known as GigaWeb, which will be made available to PI for use in PI's delivery of the Services to Clients. PI agrees to use GigaWeb in the delivery of the Services, in addition to other means of delivery appropriate to the needs of the Clients, such as printing and furnishing hard copies of reports and other documents.

          1.4  Costs and Expenses of Providing Services. Consistent with its
               ----------------------------------------
role as an independent contractor, PI shall be responsible for all the costs and expenses of providing and delivering Services under this Agreement, including without limitation the following: the wages, benefits and payroll taxes for PI's employees; all compensation to PI's subcontractors; printing and other physical preparation of Deliverables; postage and other delivery costs except for the cost of GigaWeb, which shall be the responsibility of Giga; travel, entertainment and marketing expenses; legal, accounting and other administrative expenses; and all income and other taxes relating to PI's business.

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


          1.5  Temporary United Kingdom Office Space. Giga shall provide
               -------------------------------------
temporary office space and telephone support to PI in Giga's Luton, U.K. facility through the earlier of (i) the remainder of 1996 or (ii) such earlier time as Giga vacates such premises in its sole discretion.

          1.6  European and United States Knowledge Centers. PI shall establish
               --------------------------------------------
and maintain a Knowledge Center in Europe, commencing as of the Effective Date of this Agreement. The staff of the Knowledge Center shall serve as a first line of response to Clients, receiving calls for information and advice, answering administrative questions, and referring technical requests to the appropriate analysts at Giga or PI. It is anticipated that PI will staff the Knowledge Center with its own personnel as of the Effective Date, however if PI is not able to staff the Knowledge Center with its own personnel as of the Effective Date, Giga agrees for the balance of 1996 to provide Knowledge Center support to PI for PI's European operations.

          1.7  Warranty of Authorship. PI represents and warrants to Giga that
               ----------------------
the research provided hereunder to Giga by PI and its subcontractors shall be original writing, not published elsewhere, except for quotes properly attributed to third parties, and that such research to the best of PI's knowledge shall be accurate in all respects and contain no misrepresentations.

     2.   Term. The Services provided by PI under the terms of this Agreement
          ----
shall commence on August 1, 1996 (the "Effective Date") and shall continue for the duration of this Agreement, including an initial period of 12 months (the "Initial Term"), subject to the termination provisions set forth herein. It is understood that Giga is relying on PI to provide on an ongoing basis the Services as described herein to Clients commencing on the Effective Date, and PI agrees to make every effort to satisfy such Clients and to continue and expand both its client base and the client base of Giga. At the conclusion of the Initial Term, this Agreement shall be renewed for successive one-year terms unless terminated by either party pursuant to Section 13.

     3.   Compensation to PI. PI understands that most Clients are parties to
          ------------------
contracts with Giga pursuant to the terms of which the Clients prepay Giga on an annual basis for the provision of continuous information technology services which Giga makes available to the Clients over the ensuing 12 months. The revenue received by Giga at the outset of each contract period is referred to by Giga as the "Deferred Revenue", since it is earned by Giga by providing the contracted services over the contract period.

          3.1  PI Share of Deferred Revenues. For all contracts with Clients in
               -----------------------------
effect as of the Effective Date and for which PI provides Services hereunder, Giga shall pay to PI **** of the portion of the Deferred Revenue attributable to the provision of Services for the balance of the contract term remaining as of the Effective Date. A schedule of the existing contracts with Clients, including the amount of monthly Deferred Revenue earned thereunder, is attached as
Exhibit B.
- ---------

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


          3.2  Allocation of Deferred Revenue. In the case of Clients which were
               ------------------------------
BIS clients prior to the acquisition of BIS by Giga in July 1995, the portion of the Deferred Revenue attributable to the provision of Services is deemed to be ***. In the case of Clients entering into contracts with Giga subsequent to July 1995, ******* of the Deferred Revenue is deemed to be attributable to the provision of Services. The allocation of Deferred Revenue for all existing contracts subject to this Agreement is set forth in Exhibit B.
                                                    ---------

          3.3  Timing of Payment. Giga shall pay PI the compensation provided in
               -----------------
this Section 3 on the first business day of each month, beginning with the Effective Date. For purposes hereof, a "business day" shall be a normal work day, Monday to Friday, other than a Federal or Massachusetts state legal holiday.

          3.4  New PI Contracts with Giga Clients; Royalty to Giga. At the
               ---------------------------------------------------
expiration of any contract with a Client that is not continuing to subscribe to the Applicable Giga Advisory Services, PI shall be free to enter into a new contract with that party to supply Services to the former Client for PI's own account and at PI's own expense (a "New Contract"). PI shall give prompt notice to Giga of all New Contracts under the New Contract, payable to Giga within 30 days of the receipt of payment to PI from the former Client. Such royalty shall be applicable to the *************** of any New Contract or, if the contract period is longer than *********************** contract periods. No royalty shall be payable to Giga with respect to a New Contract entered into by PI with a party which was not a Client during a period of at least 90 days prior to the commencement of the New Contract.

          3.5  New Giga Advisory Subscriptions; Extension of Giga Contracts.
               ------------------------------------------------------------
Giga hereby appoints PI as Giga's agent with the authority to market to Clients and prospective clients subscriptions for Giga Advisory Services or extensions or renewals of existing subscriptions therefor. Giga will pay PI a commission for such new or renewed contract equal to *** the incremental Deferred Revenue for the first year over the previous annual amount (the "Net Annual Value Increase" or "NAVI") under any such renewed contract or the entire amount of Deferred Revenue (all of which constitutes NAVI) for a contract with a new client. This commission shall be in addition to any share of the Deferred Revenue due to PI under Section 3.1 hereof if PI is providing Services with respect to such contract. For purposes of PI's service as Giga's agent in obtaining new business, Giga and PI agree to the following terms:

               3.5.1   Sales Support.  In order to coordinate Giga's direct
                       -------------
sales activities with PI's efforts as an agent for Giga, Giga's sales supervisors shall maintain close contact with PI and shall furnish PI with brochures, sales support information, rate schedules, contract forms and conditions and other information and support. PI agrees to coordinate marketing leads and opportunities with Giga. Giga will provide at its discretion incentives to its own sales personnel with respect to new and additional business initiated by PI, in order to encourage a cooperative and coordinated sales effort.

               3.5.2   Contract Rates and Documentation.  PI agrees to use
                       --------------------------------
Giga's prescribed forms of contracts, including its master terms and conditions, when renewing or expanding Giga Advisory Services contracts. PI shall also coordinate with Giga's supervisory sales staff the current rates to be charged for such services.

          3.6  Client Invoices.  New clients and renewal Clients obtained by
               ---------------
PI for PI's own account may be invoiced directly by PI, and PI shall remit the appropriate royalty payments to Giga as provided in Section 3.4. Future contracts entered into for the provision of Giga's new Relevance Services shall be invoiced by Giga, although PI may be entitled to the receipt of a commission from Giga (as provided in Section 3.5) for its role as agent of Giga in obtaining any such contracts.

     4.  Nature of Relationship between Giga and PI.  PI is providing Services
         ------------------------------------------
under this Agreement as an independent contractor and shall not be considered an employee, agent (except as expressly provided herein) or representative of Giga (nor shall PI's employees or subcontractors be considered employees of Giga). While it is intended that PI shall be identified as a "Giga Partner" (as described more specifically in Section 4.1 hereof) to indicate the close working relationship between Giga and PI, this Agreement shall not constitute a legal partnership between Giga and PI. Neither Giga nor PI shall have any share in the profits of the other or any liability for the actions of the other except as specifically provided in this Agreement.

          4.1  Nature of PI's Status as a "Giga Partner".  PI and certain other
               -----------------------------------------
independent firms working closely with Giga shall be authorized by Giga to refer to themselves as a "Giga Partner." PI agrees, during the term of this Agreement, to use the term a "Giga Partner" on its brochures, marketing materials, letterhead, reports and other Deliverables, newsletters, promotional materials and other similar materials; provided, however, that PI shall provide Giga with examples of all of its uses of the term a "Giga Partner" (or any other reference to Giga or use of the Giga name or logo) at least ten (10) business days prior to PI's initial use thereof, and Giga shall have the right to review and approve such material in writing prior to its use by PI.

          4.2  Transition; Problem Resolution.  It is the intent and objective
               ------------------------------
to ensure a smooth transition in the delivery of Services to Clients, preserving the good will of Clients and enhancing the business relationship of both Giga and PI with such Clients. To that end, Giga and PI agree to work together to resolve conflicts that may arise from time to time and to address any relevant business issues in a timely and professional manner.

     5.   Business Development Opportunities.  Giga and PI agree to form a
          ----------------------------------
Planning Group (the "Planning Group") consisting of at least one senior member of PI and one from Giga to consider and coordinate business development opportunities beyond those specifically outlined in this Agreement which may be pursued by Giga and PI. The Planning Group shall communicate by teleconference on a monthly basis to ensure coordination of business development opportunities under the general guidelines outlined in this Section 5.

          CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


       5.1  Independent Consulting Businesses of Giga and PI.  It is understood
            ------------------------------------------------
that Giga and PI shall be free to operate independent consulting businesses outside the scope of the cooperative activities covered by this Agreement, provided that, in the case of PI, such consulting does not compete with the areas of expertise covered by Giga as of the Effective Date and does not focus on high technology businesses. Giga shall have the right to develop new lines of consulting services independent of PI.

       5.2  New Business for Giga Consulting Originated by PI.  In its capacity
            -------------------------------------------------
as a Giga Partner, PI shall respond in a timely manner to leads from prospects for custom consulting work within the areas of expertise of Giga Consulting, and Giga shall pay a commission to PI for originating new consulting work for Giga and shall provide opportunities for PI to participate in such work, as provided in this Section 5. It is understood that all such leads shall be forwarded by PI to Giga Consulting, which will be responsible for pursuing such leads and structuring consulting projects with the assistance of PI when and to the extent determined by Giga; provided, however, PI shall not be responsible for
                    --------  -------
forwarding to Giga Consulting any leads and Giga shall not be responsible for structuring consulting projects for any projects that in the estimation of PI, made in good faith, will not result in a fee being paid by the client to Giga which equals or exceeds **********.

       5.3  Commissions for Origination of New Consulting Business.  Giga and PI
            ------------------------------------------------------
shall each pay the other a commission for new consulting business performed by Giga or PI and originated by the other. Such commission shall be (1) for a new contract, *** the fee paid by the client to the party performing the consulting services during the first year of any new contract and (2) for a renewed contract, the sum of (i) *** of the fee paid by the client to the party performing the consulting services for the renewal term and (ii) *** of the NAVI for any expanded business under the renewed contract. Such commission shall be payable within 30 days after the payment is received from the client.

       5.4  Participation by PI in Giga Consulting Engagements.  For Giga
            --------------------------------------------------
Consulting engagements in the U.S. and France which have been originated by PI as contemplated in this Section 5, Giga agrees to make available to PI the opportunity to participate in performing a minimum of *** of the wholesale value of the project provided that the services are within PI's areas of expertise. Giga would have the right to perform a minimum of *** of the wholesale value of the project. It is understood, however, that the *** and *** shares are averages for the typical month and typical engagement, and the parties agree to cooperate in coordinating the work in an equitable manner consistent with efficient and high quality service to clients.

       The wholesale value of the project for purposes of this Section 5.4 shall be *** of the price to the Client (e.g., the wholesale value of a ********** project for a Client would be *******).

       Outside of the U.S. and France, Giga agrees to include PI personnel in consulting projects as appropriate at agreed upon package rates.

       6.   Taxes.  PI acknowledges and agrees that it shall report as income
            -----
all compensation, including commissions, received from Giga pursuant to this Agreement. PI also agrees to indemnify and hold Giga harmless from any obligation to pay any withholding taxes, social security, unemployment or disability insurance or similar items in connection with any payments made to PI pursuant to this Agreement .

       7.  Insurance.  PI represents and warrants to Giga that PI maintains
           ---------
appropriate comprehensive liability, casualty, and workers' compensation insurance coverage for PI and all of PI's employees, representatives and agents who perform or will perform duties under this Agreement. PI agrees to provide Giga with proof of appropriate insurance coverage, if reasonably requested by Giga.

       8.  Audit Rights.  Both parties shall have the right, upon reasonable
           ------------
notice, to audit the books and records of the other party as such books and records pertain to the Services to be performed under the terms of this Agreement in order to verify the terms of contracts and revenues received by the audited party.

       9.   Ownership and Use of Information; License to Giga.  All software,
            -------------------------------------------------
plans, methodologies, planning or programming documentation, sketches, drawings models, samples, records, works of authorship or other creative works, ideas, knowledge or plans, whether written, oral or otherwise expressed, originated and developed by PI prior to the Effective Date of this Agreement, or furnished to Giga or any Clients by PI in the performance of its obligations under this Agreement (the "Information"), shall remain the sole property of PI, except in those cases where PI has performed specific work on Giga's behalf or on behalf of a Client under the direction of or assignment from Giga. All Information shall be disclosed as such in advance to Giga and shall be identified specifically as such in writing from PI to Giga.

            Giga understands and agrees that the entire rights, title and interest, including any copyrights, in any such Information originated or developed by PI as part of the performance of the Services shall be the sole property of PI; however, PI hereby grants a perpetual, royalty-free license to Giga to use, copy, modify and distribute all Information; provided, however,
                                                          --------  -------
when feasible, Giga credits PI as being the owner of the Information. For any and all such Information described in this paragraph, PI agrees to provide documentation satisfactory to Giga to assure the license of the Information to Giga.

            Title to all materials or documentation including, but not limited to, systems specifications, furnished by one party to the other in connection with the performance of Services contemplated by this Agreement, shall remain the property of the party furnishing such materials and documentation and, whenever such materials or documentation are delivered by one party to the other, the party receiving such materials or documentation shall return the same forthwith at the owner's request.

       10.  Confidentiality/Disclosure of Information.  In order for PI to
            -----------------------------------------
render the Services contemplated by this Agreement, Giga or one of its Clients may need to disclose information to PI that is considered to be secret or proprietary ("Confidential Information"). PI understands and agrees that unless such Confidential Information was previously known to PI free of any obligation to keep it confidential, or unless it has subsequently been made public by Giga or one of its Clients free of any obligation to keep it confidential, then such Confidential Information shall be kept confidential by PI and shall be used only in performing the Services contemplated by this Agreement and may be used for no other purpose except upon such terms as may be agreed upon between PI and Giga in writing. PI further agrees to be bound by the terms of any Nondisclosure Agreement which PI separately executes with Giga and/or one of its Clients.

       PI understands and agrees that no information furnished to Giga by PI under the terms of this Agreement will be Confidential Information unless such information is identified by PI as such in advance and any limitations on the use of such information are made a part of this Agreement.

       11.  Assignment.  This Agreement may not be assigned or transferred by
            ----------
either party without the prior written consent of the other.

       12.  Restrictions on Solicitation of Employees.  PI agrees that it will
            -----------------------------------------
not solicit the services of or employ any employees of Giga or its Clients, and Giga agrees that it will not solicit the services of or employ any employees of PI for the period beginning with the Effective Date hereof and ending twelve
(12) months after the expiration of this Agreement, unless prior express written authorization to do so is obtained from the appropriate party or authorization to do so has been expressly set forth in this Agreement.

       13.  Termination of Agreement; Limitations on Liability.  Either Giga or
            --------------------------------------------------
PI may terminate this Agreement for its own convenience and without cause at any time by giving the other party written notice at least six months (180 days) prior to the effective date of the termination. Giga's liability to PI in the event of termination shall not exceed amounts due for services performed prior to the effective date of the termination. PI's liability to Giga in the event of termination shall not exceed the amounts received from Giga hereunder.

            In addition, if, in Giga's judgment, PI has failed to comply with its obligations under this Agreement, Giga may elect to give written notice of such failure to PI, in which case PI shall have a period of 30 days in which to resolve such failure. If such failure has not been resolved within such period to Giga's reasonable satisfaction, Giga shall be entitled to terminate this Agreement on written notice to PI of not less than 30 days. In the event of such termination, the following terms shall apply:

                    (a) PI shall be entitled to payments under this Agreement for its services for the period through the effective date of termination as full compensation for all its Services hereunder, and Giga shall not be obligated to make any further payments to PI.

                    (b) PI shall provide Giga with all research data, analyses, and written material (including completed interview forms, research contact lists, etc.) gathered and prepared prior to the effective date of termination;

                    (c) Giga may at its option (i) continue to research, publish and market continuous information technology services to the client base served by PI, or (ii) identify an alternative contractor to fulfill the outstanding and future client requirements.

                    (d) Upon the effective date of termination hereunder, PI's right to act as an agent for Giga with respect to the direct sales activities conducted on behalf of Giga shall terminate.

       14.  Identification or Reference to the Other Party or its Related
            -------------------------------------------------------------
Parties.  The parties hereto agree that no reference shall be made to the other
- -------
party, its management, shareholders or employees, to Giga Partners, or to any clients, or to their trademarks, service marks, codes, drawings, specifications or information of a proprietary nature in any advertising or promotional efforts with respect to activities contemplated by this Agreement without the prior written authorization of the other party. The parties hereto agree to indemnify and hold the other harmless against any and all claims (including costs, expenses and reasonable attorneys' fees on account thereof) arising out of the failure to obtain such prior written authorization and to defend the other, at its request, against any such claims. Each party agrees to notify the other promptly of any such claims or demands against it for which the other party is responsible hereunder.

       15.  Liability/Indemnification.  PI acknowledges that its relationship to
            -------------------------
Giga under the terms of this Agreement is exclusively that of an independent contractor and not any other relationship including, but not limited to, partner, employee or agent, except in specific cases identified for the sales of Giga Advisory Services to PI accounts. PI agrees to act in a manner consistent with this status and to make no representation to the contrary to any person.

            PI and Giga each agree to indemnify and hold the other harmless against any and all claims (including costs, expenses and reasonable attorney's fees on account thereof) that may be made by anyone for (i) injuries, including death, to persons or damage to property, including theft, or (ii) errors or omissions in the delivery of Services resulting from the acts or omissions of the indemnifying party, including those of its employees or agents. The indemnifying party agrees to defend the other party, at its request, against any such claims and the party seeking to be indemnified agrees to notify the indemnifying party promptly of any such claims or demands against it for which the indemnifying party is responsible hereunder.

       16.  Non-Waiver. No failure on behalf of either Giga or PI to strictly
            ----------
enforce any term, right or condition of this Agreement shall be construed as a waiver by that party of such term, right or condition.

       17.  Severability.  If any provision of this Agreement is found for any
            ------------
reason to be void or unenforceable, the remainder of this Agreement shall continue in full force and effect.

       18.  Survival of Obligations.  PI's representations, warranties and
            -----------------------
obligations to Giga under this Agreement set forth in Sections 6, 9, 10, 12, 14 and 15 shall survive the termination, cancellation or expiration of this Agreement.

       19.  Choice of Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

       20.  Force Majeure.  Neither Giga nor PI will be liable to the other for
            -------------
failure to perform any of its duties under this Agreement due to circumstances beyond its reasonable control. The party whose performance is affected by such circumstances shall notify the other in writing as soon as practicable concerning its inability to perform its duties hereunder and shall thereafter exercise it best efforts to resume the performance of its obligations under the terms of this Agreement.

       21.  Headings.  The headings used herein are for convenience only and are
            --------
not intended to affect the meaning or interpretation of this Agreement.

       22.  Complete Understanding.  This Agreement constitutes the full and
            ----------------------
complete understanding and agreement of the parties hereto and supersedes any and all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if made in writing and signed by Giga and PI.

       23.  Notice.  Any notice or demand required or permitted herein shall be
            ------
hand delivered or sent by certified or registered mail addressed to the respective parties as follows:

                   If to Giga:
                   ----------

                   Barry S. Gilbert, Vice President
                   Market Strategies Division
                   Giga Information Group, Inc.
                   One Longwater Circle
                   Norwell, MA 02061

                   If to PI:
                   --------

                   John Henry
                   Peripheral Insight, Inc.
                   9 Reservoir Street
                   Nashua, NH 03060
or at such other address as the party shall subsequently specify to the other in writing. Such notice or demand shall be deemed given or made when received in the case of hand delivery, or when deposited, postage prepaid, with the U.S. Postal Service in the case of certified or registered mail.

       IN WITNESS of their acceptance of the terms of this Agreement, Giga and PI, by their duly authorized representatives, hereby sign and date this agreement as of the date first above written.


GIGA INFORMATION GROUP, INC.            PERIPHERAL INSIGHT, INC.

By:/s/ Kenneth Marshall                 By:/s/ John Henry
   -------------------------               ------------------------
Title:                                  Title:
      ----------------------                  ---------------------
                                        Tax I.D.#
                                                 ------------------

                                   Exhibit A

                                Staffing Plan


            PI's organization at the outset of this Agreement will consist of John Henry, General Manager, some current Giga employees who will become PI employees or subcontractors, and additional PI personnel. The proposed personnel for inclusion include:

         _ Catherine Charlery - Current Giga employee to address the European fax and MFP markets as Senior Analyst.

         _ Matt Checkley - Current Giga employee to address the European printer market as Senior Analyst.

         _ Nora Seery - Current Giga employee to address the European supplies market as Senior Analyst.

         _ Andrew Johnson - Current Giga employee to address the US market for Fax and MFP products as Senior Analyst.

         _ Norman McLeod - Current Giga employee to address the US market for supplies as Senior Analyst.

         _ Robert Leahey - Current Giga employee to address the US market for printers and supplies as Senior Analyst.

            Additional employees and/or sub-contractors will be added to meet requirements with respect to Deliverables in the printer and scanner markets. It is further understood that while the Giga employees named above have expressed interest in pursuing opportunities with PI, there is no guarantee, express or implied on Giga's behalf, that any or all of the employees listed above will become PI employees. In the event that some or all of the employees indicated above decide not to become PI employees, PI will have the sole responsibility of finding qualified replacements and incur such costs associated therewith.

                                      Exhibit B


                              Deferred Revenue Schedule




           Page 1 through Page 2 of Exhibit B contain Confidential Materials which have been omitted and filed separately with the Securities and Exchange Commission.